SECURITIES AND EXCHANGE COMMISSION
        WASHINGTON, D.C. 20549
_______________________

        FORM S-8
        REGISTRATION STATEMENT
        UNDER
        THE SECURITIES ACT OF 1933
_______________________

        JJFN SERVICES, INC.
        (Exact Name of Registrant as specified in its charter)

Delaware                11-3589981

(State or other Jurisdiction            (I.R.S. Employer
of Incorporation or Organization)               Identification Number)

        2500 Military Trail North
Boca Raton, Florida 33431

        (Address of principal executive offices and zip code)

        1997 Equity Incentive Plan - II

        (Full title of Plan)

        Samuel G. Weiss
        2500 Military Trail North
Boca Raton, Florida 33431

        (Name and address of agent for service)

        561-995-0043

        (Telephone number, including area code, of agent for service)


CALCULATION OF REGISTRATION FEE



Title of        Amount  Proposed Maxi-  Proposed
Securities to    to be   mum Offering            Aggregate          Amount of
be Registered   Registered     Price Per Share Offering Price  Registration Fee


Common Stock
$.002 par value 800,000 shares  $0.16      (1)  $128,000        $100.00


(1) Calculated pursuant to Rule 457(h) on the basis of the average of the bid and asked prices for the common stock on the NASDAQ Stock Market Bulletin Board on February 24, 1998.


THIS FORM S-8 CONSISTS OF  PAGES.
THE EXHIBITS ARE INDEXED BEGINNING AT PAGE 6.


PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference
The following documents are hereby incorporated by reference in this Registration Statement:
1. The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1997.
2. The Registrant's Quarterly Reports on Form 10-Q for its fiscal quarters ended September 30, 1997 and December 31, 1997; and the Registrant's Report on Form 8-K filed on December 9, 1997.

All periodic reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of filing of this Registration Statement and prior to the filing of any post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities
The securities registered hereby have been registered under Section 12 of the Securities Exchange Act of 1934.
Item 5.  Interests of Named Experts and Counsel
Paul H. DeCoster, the owner of 200,000 shares of common stock in the Registrant, is a partner of Jackson & Nash, LLP, the firm which has rendered the opinion comprising Exhibit 5.1 to this Registration Statement.

Item 6.  Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director or officer and purchase and maintain liability insurance relating to directors and officers as and to the extent permitted thereby. The certificate of incorporation and by-laws of the Registrant contain provisions indemnifying its directors and officers to the fullest extent permitted by this Section. The Registrant's certificate of incorporation also limits directors' liability for monetary damages for breach of their duties of care owed to the Registrant to the fullest extent permitted by Delaware law.

Item 7.  Exemption from Registration Claimed
No exemption from registration is claimed with respect to the securities registered hereunder.
Item 8.  Exhibits
The following is a list of Exhibits filed as part of this Registration
Statement:

4.1     Registrant's 1997 Equity Incentive Plan - II.
5.1 Opinion of Jackson & Nash, LLP, Counsel to the Registrant regarding the legality of the securities being registered in this Registration Statement.

23.1 Consent of Horton & Company, LLC, independent certified public accountants.

23.2    Consent of Jackson & Nash, LLP (contained in Exhibit 5.1).
Item 9.  Undertakings
The Registrant hereby undertakes:
1. To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in such prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information contained in this Registration Statement; and (iii) to include in such prospectus any material information with respect to the Plan of Distribution not previously disclosed in this Registration Statement. Information required by this paragraph will not be included in any such post-effective amendment if such information is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, which are hereby incorporated by reference in this Registration Statement.

2. For purposes of determining any liability under the Securities Act of 1933, the Registrant shall treat each post-effective amendment to this Registration Statement as a new Registration Statement of the securities registered hereby, and the offering of the securities at that time to be the initial bona fide offering thereof.

3. The Registrant will file a post-effective amendment to this Registration Statement to remove from registration any of the securities registered hereby that remain unsold at the end of the Offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provi- sions referred to in Item 6 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant
certifies that     it has reasonable grounds to believe that it meets all of
the requirements for filing on Form S-8,      it has caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on February 24, 1998.

JJFN SERVICES, INC.


By:/s/Samuel G. Weiss                              By:/s/John P. Kushay
Samuel G. Weiss, President                         John P. Kushay, Treasurer
and Chief Executive Officer                        Chief Financial Officer and
Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


/s/David Miller                                         Date:  February 24, 1998
David Miller, Director


/s/Samuel G. Weiss                                      Date:  February 24, 1998
Samuel G. Weiss, Director


/s/Joan Kushay                                          Date:  February 24, 1998
Joan Kushay, Director


/s/John Kushay                                          Date:  February 24, 1998
John Kushay, Director


/s/Ralph Wilson                                         Date:  February 24, 1998
Ralph Wilson, Director


/s/Kenneth F. MacKenzie                                 Date:  February 24, 1998
   Kenneth F. MacKenzie, Director




INDEX TO EXHIBITS




Sequential
Exhibit Number


Description


Numbered Page

4.1

1997 Equity Incentive Plan  II and
Forms of Options Granted under
Plan

        6

5.1

Opinion of Jackson & Nash, LLP

        15

23.1

Consent of Horton & Company,
LLC, independent accountants

        17

23.2

Consent of Jackson & Nash, LLP
(contained in Exhibit 5.1)

___



JJFN SERVICES, INC
1997
EQUITY INCENTIVE PLAN II

Section 1.   Purpose

        The purpose of the JJFN Services, Inc. Equity Incentive Plan II (the Plan) is to attract and retain key employees, to provide and incentive for them to achieve long-range performance goals and to enable them to participate in the long-term growth of the Company.

Section 2.   Definitions

        Affiliate: means any business entity in which the Company owns directly or indirectly 50% or more of the total combined voting power or has a significant financial interest as determined by the Committee.

        Award: means any Option, Stock Appreciation Right,
Performance Share, Restricted Stock, Stock, Stock Unit or Other
Stock-Based Award awarded under the Plan.

        Board: means the Board of Directors of the Company.

        Code: means the Internal Revenue Code of 1986, as amended from time to time, and any successor to such Code.

        Committee: means a committee of not less than two members of the Board, appointed by the Board to administer the Plan, each of whom shall be a non-employee directory, as that term is defined in Rule 16b-3 promulgated under the Securities Exchange
Act of 1934.

        Common Stock or Stock: means the Common Stock, $.001 par value of the Company.

        Company: means JJFN Services, Inc.

        Designated Beneficiary: means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participants death. In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participants estate.

        Effective Date: means December 5, 1997.

        Fair Market Value: means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time.

        Incentive Stock Option: means an option to purchase shares of Common Stock awarded to a Participant under Section 6 that is intended to meet the requirements of Section 422 of the Code or any successor provision.

        Nonstatutory Stock Option: means an option to purchase shares of Common Stock awarded to a Participant under Section 6 that is not intended to be an Incentive Stock Option.

        Option: means an Incentive Stock Option or a Nonstatutory
Stock Option.

        Other Stock-Based Award: means an Award, other than an Option, Stock Appreciation Right, Performance Share, Restricted
Stock or Stock Unit, having a Common Stock element and awarded to a Participant under Section 11.

        Participant: means a person selected by the Committee to receive an Award under the Plan.

        Performance Cycle or Cycle: means the period of time selected by the Committee during which performance is measured for the purpose of determining the extent to which an award of Performance Shares has been earned.

        Performance Shares: mean shares of Common Stock which may be earned by the achievement of performance goals, awarded to a Participant under Section 8.

        Reporting Person: means a person subject to Section 16 of the Securities Exchange Act of 1934, or any successor provision.

        Restricted Period: means the period of time during which an award may be forfeited to the Company pursuant to the terms and conditions of such Award.

        Restricted Stock: means shares of Common Stock subject to forfeiture awarded to a Participant under Section 9.

        Stock Appreciation Right or SAR: means a right to receive any excess in value of shares of Common Stock over the exercise price awarded to a Participant under Section 7.

        Stock Unit: means an award of Common Stock or units that are valued in whole or in part by reference to, or otherwise based on, the value of Common Stock, awarded to a Participant under
Section 10.


Section 3.   Administration

        The Plan shall be administered by the Committee. The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Committees decisions shall be final and binding. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons and all determinations under the plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for the group and a maximum for any one Participant.

Section 4.   Eligibility

        All employees, consultants and non-employee directors of the Company or any Affiliate capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan. Incentive Stock Options may be awarded only to persons eligible to receive such Options under the Code.

Section 5.   Stock Available for Awards

        (a) Subject to adjustment under subsection (c), Awards of any type may be made under the Plan for up to an aggregate of 800,000 shares of Common Stock. If any Award in respect of shares of Common Stock expires or is terminated unexercised or is forfeited without the Participant exercised such award, the shares subject to such Award, to the extent of such expiration, termination or forfeiture, shall again be available for award under the Plan. Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan.
Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

        (b) Not withstanding any other provision of the Plan, no more than 800,000 shares of Common Stock shall be cumulatively available for the award of Incentive Stock Options; provided that, to the extent an Incentive Stock Option expires or is terminated unexercised or is forfeited for any reason, the shares that were subject to such option may again be awarded as Inventive Stock Options.

        (c) In the event that the committee determines that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee (subject, in the case of Incentive Stock Options, to any limitations required under the Code) shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the award, exercise or conversion price with respect to any of the foregoing, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

Section 6.   Stock Options

        (a) Subject to the provisions of the Plan, the Committee may award Incentive Stock Options and Nonstatutory Stock Options and determine the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with Section 422 of the Code, or any successor provision, and any regulations thereunder, and no Incentive Stock Option may be granted hereunder more than ten years after the Effective
Date.

        (b) The Committee shall establish the option exercise price at the time each Option is awarded, which price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of award with respect to Incentive Stock Options. Nonstatutory Stock Options may be granted at such option exercise prices as the Committee may determine.

        (c) Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable Award or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

        (d) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent permitted by the Committee at or after the award of the Option, by delivery of a note or shares of Common Stock owned by the optionee, including Restricted
Stock, valued at their Fair Market Value on the date of delivery, or such other lawful consideration as the Committee may determine. In addition to the method of payment set forth above, and in lieu of any cash payment required thereunder, the option price for the shares for which an Option is exercised may be paid by surrendering the right to purchase that number of shares covered by the Option whose Fair Market Value on the date of exercise is equal to the product of the number of shares as to which the option is being exercised, multiplied by the option price.

        (e) The Committee may provide that, subject to such conditions as it considers appropriate, upon the delivery of shares to the Company in payment of an Option, the Participant automatically be awarded an Option for up to the number of shares so delivered.

Section 7.   Stock Appreciation Rights

        (a) Subject to the provisions of the Plan, the Committee may award SARs in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option. SARs in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised. SARs granted in tandem with Options shall have an exercise price not less than the exercise price of the related Option. SARs granted alone and unrelated to an Option may be granted at such exercise prices as the Committee may determine.

        (b) An SAR related to an Option that can only be exercised during limited periods following a change in control of the Company may entitle the Participant to receive an amount based upon the highest price paid or offered for Common Stock in any transaction relating to the change in control or paid during the thirty-day period immediately preceding the occurrence of the change in control in any transaction reported in the stock market in which the Common Stock is normally traded.

Section 8.   Performance Shares

        (a) Subject to the provisions of the Plan, the Committee may award Performance Shares and determine the number of such shares for each Performance Cycle and the duration of each Performance Cycle. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycles may differ from each other. The payment value of Performance Shares shall be equal to the Fair Market Value of the Common Stock on the date the Performance Shares are earned or, in the discretion of the Committee, on the date the Committee determines that the performance Shares have been earned.

        (b) The Committee shall establish performance goals for each Performance Cycle, for the purpose of determining the extent to which Performance Shares awarded for such Cycle are earned, on the basis of such criteria and to accomplish such objectives an the Committee may from time to time select. During any Performance Cycle, the Committee may adjust the performance goals for such Cycle as it deems suitable in recognition of usual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

        (c) As soon as practicable after the end of a Performance Cycle, the Committee shall determine the number of Performance Shares that have been earned on the basis of performance in relation to the established performance goals. The payment value of earned Performance Shares shall be distributed to the Participant or, if the Participant has died, to the Participants Designated Beneficiary, as soon as practicable at hereafter. The Committee shall determine, at or after the time of award, whether the distribution of payment value will be settled in whole or in part in cash or other property, including Common Stock or Awards.

Section 9.   Restricted Stock

        (a) Subject to the provisions of the Plan, the Committee may award shares of Restricted Stock and determine the duration of the Restricted Period during which, and the conditions under which, the Restricted Stock may be forfeited to the Company and the other terms and conditions of such Awards. Shares of Restricted Stock shall be issued for no cash consideration or such minimum consideration as may be required by applicable law.

        (b) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Committee Restricted Stock shall be registered in the name of the Participant and, unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participants Designated Beneficiary.

Section 10.   Stock Units

        (a) Subject to the provisions of the Plan, the Committee may award Stock Units subject to such terms, restrictions, conditions, performance criteria, vesting requirements and payment rules as the Committee shall determine.

        (b) Shares of Common Stock awarded in connection with a Stock Unit Award shall be issued for no cash consideration or such minimum consideration as may be required by applicable law.

Section 11.   Other Stock Based Awards

        (a) Subject to the provisions of the Plan, the Committee may make other awards of Common Stock and other awards that are valued in whole or in part by reference to, or otherwise based on, Common Stock, including without limitation convertible preferred stock, convertible debentures and securities exchangeable for Common Stock. Other Stock Based Awards may be granted either alone or in tandem with other Awards granted under the Plan and/or cash awards made outside of the plan.

        (b) The Committee may establish performance goals, which may be based on performance goals related to book value, subsidiary performance or such other criteria as the Committee may determine, Restricted Periods, Performance Cycles, conversion prices, maturities and security, if any, for any Other Stock
Based Award.  Other Stock Based Awards may be sold to
Participants at the face value thereof or any discount therefrom or awarded for no consideration or such minimum consideration as may be required by applicable law.

Section 12.   General Provisions Applicable to Awards

        (a) Notwithstanding any other provision of the Plan, to the extent required to qualify for the exemption provided by Rule 16b-3 under the Securities Exchange Act of 1934, and any successor provision, Awards made to a Reporting Person shall not be transferable by such person other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

        (b) Each Award under the plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provision of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles.

        (c) Each type of Award may be made alone, in addition to or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or particular Award, any determination with respect to an Award may be made by the Committee at the time of award or at any time thereafter.

        (d) The Committee shall determine whether Awards are settled in whole or in part in cash, Common Stock, other securities of the Company, Awards or other property. The Committee may permit a Participant to defer all or any portion of a payment under the Plan, including the crediting of interest on deferred amounts denominated in cash and dividend equivalents on amounts denominated in Common Stock.

        (e) In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest, and (iii) cash payments in lieu of or in addition to an Award.

        (f) The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participants legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.

        (g) In order to preserve a Participants rights under an Award in the event of a change in control of the Company, the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or realization of the Award, (ii) provide for the purchase of the Award upon the Participants request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (iii) adjust the terms of the Award in the manner determined by the Committee to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider suitable and in the best interests of the Company.

        (h) The Committee may authorize the making of a loan or cash payment to a Participant in connection with any Award under the Plan, which loans may be secured by any security, including Common Stock, underlying or related to such Award (provided that no such loan shall exceed the Fair Market Value of the security subject to such Award), and which may be forgiven upon such terms and conditions as the Common Stock, underlying or related to such Award (provided that no such loan shall exceed the Fair Market Value of the security subject to such Award) , and which may be forgiven upon such terms and conditions as the Committee may establish at the time of such loan or at any time thereafter.

        (i) Each Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of an Award granted to that Participant under the Plan, no later than the date of the event creating the tax liability. In the Committees discretion, any such tax payment obligation may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

        (k) The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participants consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

Section 13.   Miscellaneous

        (a) No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment. The Company expressly reserves the right at any time to terminate a Participant and thereupon to be free from any liability or claim of such Participant under the Plan, except as expressly provided in the Award theretofore granted to him or her.

        (b) Subject to the provisions of any applicable Award, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the registered owner thereof. A Participant to whom Common Stock is awarded shall be considered the owner of the Stock at the time of the Award except as otherwise provided in the applicable Award.

        (c) Subject to the approval of the shareholders of the Company, the Plan shall be effective on the Effective Date.
Prior to such approval, Awards may be made under the Plan expressly subject to such approval.

        (d) The Board may amend, suspend or terminate the Plan or any portion thereof at any time, subject to any shareholder approval that the Board determines to be necessary or advisable.

        (e) The Plan shall be governed by and interpreted in accordance with the laws of Delaware.

        JACKSON & NASH, LLP
        330 Madison Avenue
        New York, New York 10017


EXHIBIT 5.1


        February 20, 1998






JJFN Services, Inc.
2500 Military Trail North
Boca Raton, Florida 33431

Dear Sirs:

You have requested our opinion concerning the validity of 800,000 shares of common stock (the Shares) of JJFN Services, Inc. (the Company) being registered by the Company under the Securities Act of 1933 pursuant to Registration Statement on Form S-8. The Shares are issuable on exercise of options (the Op-tions) granted and to be granted to officers, directors, employ-ees and consultants of the Company pursuant to the Company's 1997 Equity Incentive Plan II (the Plan).
In rendering this opinion, we have examined and relied upon the documents listed below and such other representations of officers and directors of the Company as we have believed rele-vant thereto:
1. The certificate of incorporation and by-laws of the Company, as amended to date.
2. Relevant minutes of meetings and consents signed by the directors of the Company.
3.      The Registration Statement.
4.      The Plan and the form of options issued thereunder.
In our examination, we have assumed the genuineness of all signa-tures, the authenticity, accuracy and completeness of all docu-ments submitted to us as originals, and the conformity to origi-nal documents of all documents submitted to us as copies.
Based upon the foregoing, it is our opinion that the Shares
 have been duly authorized for issuance on exercise of the Options and, when they are issued and fully paid for in accordance with the terms of the Options, the Shares will be validly issued, fully paid and non-assessable.
We consent to the filing of this opinion as an Exhibit to the Registration Statement. Except as otherwise provided in the foregoing, sentence, this opinion is addressed to you, may not be relied upon by any other party, covers matters only of Delaware corporate and Federal law, may not be quoted or reproduced or delivered by you to any other person and may not be relied upon for any other purposes whatsoever.
In delivering this opinion and consent, we do not admit that we are experts (within the meaning of that term as used in Sec-tion 11 of the Securities Act of 1933 and the regulations promul-gated thereunder) with respect to any part of the Registration Statement.
The information set forth herein is given as of the date of this letter. We disclaim any undertaking to advise you of changes which may be brought to our attention after the effective date of the Registration Statement.

Very truly yours,

JACKSON & NASH, LLP



By:/s/Paul DeCoster
A Partner

PHDC:lm









EXHIBIT 23.1


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS






JJFN Services, Inc.
2500 Military Trail North
Boca Raton, Florida 333431


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated July 23, 1997 relating to the consolidated financial statements of JJFN Services, Inc. appearing in its annual report on Form 10-K for the year ended June 30, 1997.


Horton & Company, LLC

/s/Horton & Company, LLC


Wayne, New Jersey
February 20, 1998
















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